================================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Apogent Technologies Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           Apogent Technologies Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           Apogent Technologies Inc.
                              48 Congress Street
                        Portsmouth, New Hampshire 03801
                                (603) 433-6131

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held On January 28, 2002

                               ----------------

   Notice is hereby given that the Annual Meeting of Shareholders of Apogent Technologies Inc., a Wisconsin corporation (the "Company"), will be held at 10:00 a.m., Pacific Standard Time, on Monday, January 28, 2002, at the La Valencia Hotel, 1132 Prospect Street, La Jolla, California for the following purposes:

     1. To elect four directors to serve as Class I Directors until the 2005 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

     2. To approve the Apogent Technologies Inc. 2001 Equity Incentive Plan;

     3. To approve the Apogent Technologies Inc. Employee Stock Purchase
  Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on December 7, 2001 as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

   We hope you will assure that your shares will be represented at the meeting, whether or not you expect to be present in person, either by voting electronically via the Internet (by accessing http://www.eproxyvote.com/aot) or telephone (by dialing 1-877-779-8683 on a touch-tone telephone), or by signing and returning the enclosed proxy card in the accompanying envelope. It is important that proxies be submitted promptly. Returning your proxy promptly, either via the Internet, via telephone or in the enclosed envelope, will assist the Company in reducing the expenses of additional proxy solicitation. Your vote is important and the Board of Directors appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Michael K. Bresson
                                          MICHAEL K. BRESSON
                                          Secretary

Portsmouth, New Hampshire
December 26, 2001

                           Apogent Technologies Inc.
                              48 Congress Street
                        Portsmouth, New Hampshire 03801
                                (603) 433-6131

                               ----------------

                                PROXY STATEMENT
                               December 26, 2001

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held On January 28, 2002

                               ----------------

                              GENERAL INFORMATION

   This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of Apogent Technologies Inc., a Wisconsin corporation (the "Company"), to the shareholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., Pacific Standard Time, on Monday, January 28, 2002, at the La Valencia Hotel, 1132 Prospect Street, La Jolla, California, and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about December 26, 2001.

   On December 11, 2000, the Company spun off its dental business by way of a pro-rata distribution to its shareholders of all of the outstanding common stock and related preferred stock rights of Sybron Dental Specialties, Inc. ("SDS"). That transaction is referred to in this Proxy Statement as the "Spin-Off". In connection with the Spin-Off, the Company changed its name from Sybron International Corporation to Apogent Technologies Inc.

   As was the case last year, shareholders of record will have the option to vote by proxy electronically via the Internet or a touch-tone telephone. Proxy voting through electronic means is valid under Wisconsin law, and the Company is offering electronic services both as a convenience to its shareholders and as a step towards reducing costs. Shareholders not wishing to utilize electronic voting methods may continue to cast votes by returning their signed and dated proxy card.

   Shareholders whose shares are registered directly with EquiServe may vote either via the Internet or by calling EquiServe. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

   If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not refer to Internet or telephone information, please complete and return the paper voting form in the postage paid envelope provided.

   Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy via the Internet, via telephone or by mail, by delivering written notice of the revocation of the proxy to the Company's Secretary prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. The shares represented by a proxy, whether delivered via the Internet, via telephone or by mail, will be voted in accordance with the shareholder's directions if the proxy is duly submitted and not validly revoked prior to the Annual Meeting. If no directions are specified on a duly submitted proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR the election of the directors nominated by the Board of Directors, FOR approval of the Company's 2001 Equity Incentive Plan, FOR approval of the Company's Employee Stock Purchase Plan, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the Annual Meeting.

   The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the Internet, telephones, and mail, proxies may be solicited by officers, directors, and regular employees of the Company, without additional remuneration, in person or by telephone, telegraph, or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. The Company has retained Georgeson Shareholder Communications Inc. (formerly Corporate Investor Communications, Inc.) to aid in the solicitation of proxies, including the soliciting of proxies from brokerage firms, banks, nominees, custodians, and fiduciaries, for a fee not anticipated to exceed $6,000 plus expenses. Your cooperation in promptly voting by proxy via the medium of your choice will help to avoid additional expense.

   At December 7, 2001, the Company had outstanding 106,129,455 shares of Common Stock (and associated preferred stock purchase rights), and there were no outstanding shares of any other class of stock. Only shareholders of record at the close of business on December 7, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the record date entitles the holder thereof to one vote on each matter to be voted upon by shareholders at the Annual Meeting.

   A majority of the votes entitled to be cast by shares entitled to vote, present in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters, but not on other matters as to which authority to vote is withheld from the broker ("broker non-votes") absent voting instructions from the beneficial owner under the rules of the New York Stock Exchange, will be treated as shares present for purposes of determining the presence or absence of a quorum. The Inspector of Election appointed by the Board of Directors will determine the shares represented at the meeting and the validity of proxies and ballots, and will count all votes and ballots. The voting requirements and procedures described below are based upon provisions of the Wisconsin Business Corporation Law, the Company's charter documents, and any other requirements applicable to the matters to be voted upon.

   Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

   If a quorum exists, the affirmative vote of a majority of the votes cast thereon will be required for approval of the Company's 2001 Equity Incentive Plan and the Company's Employee Stock Purchase Plan, provided that the total votes cast on the proposal to approve each plan represents over 50% of the shares entitled to vote on the proposal. Since abstentions and broker non-votes, if any, are not considered votes cast, these will not have an effect on the voting for these proposals so long as enough votes are cast to satisfy the 50% requirement.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock by persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, by nominees for director and directors of the Company, by the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. Amounts are as of December 7, 2001 for nominees for director, directors, and executive officers. Amounts for 5% shareholders are reported as of the date such shareholders reported such holdings in filings under the Securities Exchange Act of 1934 (the "Exchange Act") unless more recent information was provided.

   Immediately after the Spin-Off, the exercise price and the number of shares subject to all then outstanding stock options were adjusted so that the intrinsic value of the options (the spread between the market value and exercise price of the option shares) was equal to the intrinsic value immediately prior to the Spin-Off. Information in the following table and elsewhere in this Proxy Statement with respect to such options reflects these adjustments.

                                                             Common Stock
                                                        -----------------------
     Name and Address                                    Number of   Percent of
       of Owner(a)                                      Shares Owned   Class
     ----------------                                   ------------ ----------
   Putnam Investment Management, Inc.(b)..............   8,940,332      8.42%
   One Post Office Square
   Boston, Massachusetts 02109

   Janus Capital Corporation(c).......................   6,287,500      5.92%
   100 Filmore Street, #300
   Denver, Colorado 80206

   T. Rowe Price Associates, Inc.(d)..................   5,369,188      5.06%
   P. O. Box 89000
   Baltimore, Maryland 21289-0300
   William H. Binnie..................................           0         *

   Don H. Davis, Jr.(e)...............................     132,243         *

   Christopher L. Doerr(f)............................      61,827         *

   Stephen R. Hardis..................................      10,000         *

   R. Jeffrey Harris(g)...............................   1,508,685      1.41%

   Frank H. Jellinek, Jr.(h)..........................   1,043,838         *

   William U. Parfet(f)...............................      69,377         *

   Joe L. Roby(e).....................................     270,655         *

   Richard W. Vieser(e)...............................     224,597         *

   Kenneth F. Yontz(i)................................   3,150,194      2.92%

   Verner Andersen(j).................................     189,167         *

   Jeffrey C. Leathe(k)...............................     127,544         *

   Michael K. Bresson(l)..............................      72,378         *

   Peter Scheu(m).....................................      46,138         *

   All directors and executive officers as a group (20
    persons)(n).......................................   7,169,365      6.46%

--------
*  Represents less than 1% of the class.
(a) Except as otherwise indicated, each person has the sole power to vote and dispose of all shares listed opposite his or its name.
(b) Based on a Schedule 13F under the Exchange Act, dated September 30, 2001, and updated pursuant to telephone conversations between representatives of the Company and representatives of Putnam Investment Management, Inc.
(c) Based on a Schedule 13F under the Exchange Act, dated September 30, 2001. The Company has no information on the voting and dispositive powers over these shares.

(d) Based on a Schedule 13F under the Exchange Act, dated September 30, 2001, and updated pursuant to telephone conversations between representatives of the Company and representatives of T. Rowe Price Associates, Inc. ("T. Rowe Price"). T. Rowe Price has sole voting and dispositive powers over 1,215,188 shares.
(e) Includes, for each of Messrs. Davis, Roby and Vieser, 74,795 shares of Common Stock issuable upon the exercise of stock options granted to each of them pursuant to the Company's Amended and Restated 1994 Outside Directors' Stock Option Plan and 41,918 shares of Common Stock issuable upon the exercise of stock options granted to each of them pursuant to the Company's 1999 Outside Directors' Stock Option Plan. With respect to Mr. Davis, includes 1,680 shares as to which he shares voting and investment power. With respect to Mr. Roby, includes 34,172 shares as to which he shares voting and investment power. With respect to Mr. Vieser, includes 10,000 shares as to which he shares voting and investment power.
(f) Includes, for each of Messrs. Doerr and Parfet, 14,959 shares of Common Stock issuable upon the exercise of stock options granted to each of them pursuant to the Company's Amended and Restated 1994 Outside Directors' Stock Option Plan and 41,918 shares of Common Stock issuable upon the exercise of stock options granted to each of them pursuant to the Company's 1999 Outside Directors' Stock Option Plan. With respect to Mr. Doerr, includes 750 shares as to which he shares voting and investment power.
(g) Mr. Harris has shared voting power with respect to 83,183 of the shares of Common Stock reported and shared investment power with respect to 84,509 of the shares of Common Stock reported. Includes 1,096,859 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Harris; 617,384 of such shares are subject to a SEC Rule 10b5-1 trading program which provides for the orderly exercise and disposition of option shares in accordance with the terms of the program.
(h) Mr. Jellinek has shared investment power with respect to 987 of the shares of Common Stock reported. Includes 889,459 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Jellinek.
(i) Mr. Yontz has shared voting power with respect to 55,550 of the shares of Common Stock reported and shared investment power with respect to 56,793 of the shares of Common Stock reported. Includes 1,797,054 shares of Common Stock issuable upon the exercise of outstanding stock options held by Mr. Yontz; 538,454 of such shares are subject to a SEC Rule 10b5-1 trading program which provides for the orderly exercise and disposition of option shares in accordance with the terms of the program.
(j) Mr. Andersen has shared investment power with respect to 531 shares of Common Stock reported. Includes 188,636 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Andersen.
(k) Mr. Leathe has shared investment power with respect to 1,014 shares of Common Stock reported. Includes 123,630 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Leathe.
(l) Mr. Bresson has shared investment power with respect to 203 shares of Common Stock reported. Includes 70,975 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Bresson.
(m) Mr. Scheu has shared investment power with respect to 199 shares of Common Stock reported. Includes 45,939 shares of Common Stock issuable upon the exercise of outstanding employee stock options held by Mr. Scheu.
(n) Includes (i) 4,921,202 shares of Common Stock issuable upon the exercise of outstanding stock options held by all directors and executive officers as a group, (ii) 187,071 shares as to which there is shared voting power, and (iii) 196,348 shares as to which there is shared investment power.

   The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this Proxy Statement. Accordingly, it includes shares of Common Stock that are issuable upon the exercise of stock options exercisable within 60 days of December 7, 2001. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                             ELECTION OF DIRECTORS

   Action will be taken at the Annual Meeting for the election of four directors to serve as Class I Directors until the 2005 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Article VIII of the Company's Articles of Incorporation provides that the Board of Directors shall be divided into three classes (Class I, Class II, and Class III), as nearly equal in number as possible, serving staggered three-year terms. The nominees for election as Class I Directors are: William H. Binnie, Don H. Davis, Jr., Richard W. Vieser, and Christopher
L. Doerr.

   The election of directors is determined by a plurality vote duly cast. It is intended that the persons appointed as proxies in the proxy card will vote FOR the election of the three nominees listed below, unless instructions to the contrary are given in the proxy. All three nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any of the nominees, it is intended that the proxies will vote FOR such substitute nominees as the Board of Directors may designate.

   Effective May 8, 2001, Thomas O. Hicks resigned from the Board of Directors. On May 18, 2001, the Board elected Stephen R. Hardis to fill the vacancy created by Mr. Hicks' resignation and serve the balance of Mr. Hicks' term, which expires at the annual meeting in 2003.

   The Company and the Board of Directors acknowledge and thank Mr. Hicks for the significant contributions he has made to the Company as a director and shareholder since 1987.

   On December 7, 2001, the Board of Directors increased the number of directors constituting the entire Board from nine to ten, and elected Mr. William H. Binnie as a Class I director for a term expiring at the Annual Meeting.

   The following table sets forth the principal occupations (for at least the last five years) and directorships of the four nominees in Class I and of the six directors whose terms of office will continue after the Annual Meeting.

                                                                             Director of
                                                                               Company
        Name(a)              Principal Occupation and Directorships     Age     since
        -------          ---------------------------------------------  ---  -----------
Nominees for Class I Directors, for terms expiring in 2005:

William H. Binnie....... President and Chief Executive Officer of        43 December 2001
                          Carlisle Capital Corporation (private
                          investment management) since 1982; Chairman
                          and CEO of Carlisle Plastics, Inc.
                          (manufacturing) from 1984 to 1996.
Don H. Davis, Jr. ...... Chairman and Chief Executive Officer of         62     1992
                          Rockwell International Corporation (provider
                          of industrial automation power, control and
                          information solutions) since February 1998;
                          President and Chief Executive Officer of
                          Rockwell from October 1997 to February 1998,
                          and President and Chief Operating Officer of
                          Rockwell from January 1995 to October 1997.
                          Director of Ingram Micro Inc. and Illinois
                          Tool Works Inc.
Richard W. Vieser....... Retired from active employment since 1989;      74     1992
                          former Chairman of the Board, President and
                          CEO of Lear Siegler, Inc., FL Industries,
                          Inc., and FL Aerospace. Chairman of Varian
                          Medical Systems, Inc. Director of Harvard
                          Industries, Inc. and Viasystems Group, Inc.
Christopher L. Doerr.... Co-Chief Executive Officer of Passage           52     1997
                          Partners, LLC (a private investment company)
                          since October 2000; Presidentand Co-Chief
                          Executive Officer of Leeson Electric
                          Corporation (a manufacturer of custom and
                          standard industrial purpose electric motors)
                          from December 1989 to September 2000. (b)

                                                                            Director of
                                                                              Company
        Name(a)              Principal Occupation and Directorships     Age    since
        -------              --------------------------------------     --- -----------
Class II Directors, whose terms will expire in 2003:
Stephen R. Hardis....... Chairman of Axcelis Technologies Inc.           66   May 2001
                          (manufacturing)
                          since July 2000; Chairman of Eaton
                          Corporation (manufacturing) from 1996
                          through July 2000. Director of: American
                          Greetings Corporation; Lexmark
                          International, Inc.; Marsh & McLennon
                          Companies, Inc.; Nordson Corporation;
                          Progressive Corporation; and STERIS
                          Corporation.
Frank H. Jellinek,       Director, President and Chief Executive         56     2000
 Jr. ...................  Officer of the Company since December 2000;
                          President and Chief Executive Officer of
                          Sybron Laboratory Products Corporation from
                          May 1998 to December 2000; President of the
                          Company's subsidiary, Erie Scientific
                          Company from 1975 to 1998.
R. Jeffrey Harris....... Of Counsel to the Company since December        46 January 2001
                          2000; Vice President-General Counsel and
                          Secretary of the Company from January 1988
                          to December 2000. Director of Playtex
                          Products, Inc.

Class III Directors, whose terms will expire in 2004:
Kenneth F. Yontz........ Chairman of the Board since December 1987;      57     1987
                          President and Chief Executive Officer of the
                          Company from October 1987 until December
                          2000. Director of Viasystems Group, Inc.
                          Chairman of Sybron Dental Specialties, Inc.
Joe L. Roby............. Chairman of Credit Suisse First Boston          62     1989
                          Corporation (investment banking), a
                          subsidiary of Credit Suisse Group, since
                          November 2000; President and Chief Executive
                          Officer of Donaldson, Lufkin & Jenrette,
                          Inc. ("DLJ") from February 1998 to November
                          2000; Chief Operating Officer of DLJ from
                          November 1995 until February 1998, and
                          President of DLJ from February 1996 to
                          November 2000; Director of Advanced Micro
                          Devices, Inc. and the New York Stock
                          Exchange, Inc.(c)
William U. Parfet....... Chairman and CEO of MPI Research, Inc. (a       55     1997
                          pre-clinical toxicology research laboratory)
                          since May 1999; Co-Chairman of MPI from
                          October 1995 to May 1999; President and
                          Chief Executive Officer of Richard-Allan
                          Medical Industries, Inc. from October 1993
                          to January 1996. Director of: Pharmacia
                          Corporation; CMS Energy Corporation; Stryker
                          Corporation; Monsanto Company; PAREXEL
                          International Corporation; and Reptron
                          Electronics, Inc.

--------
(a) See "Committees and Meetings of the Board of Directors" for memberships on Board committees.
(b) See "Compensation Committee Interlocks and Insider Participation."
(c) During 2001, the Company issued $325,000,000 of 8% Senior Notes Due 2011 and $300,000,000 of 2.25% Senior Convertible Contingent Debt Securities due 2021. Under both transactions, the debt securities were sold to qualified institutional buyers under Rule 144A of the Securities Act, and Credit Suisse First Boston was an "initial purchaser" in each transaction. Credit Suisse First Boston has in the past and may in the future perform services for the Company.

Committees and Meetings of the Board of Directors

   The present standing committees of the Board of Directors are described below. The Board of Directors does not have a standing nominating committee.

   Messrs. Hardis, Parfet, and Vieser currently serve as members of the Audit Committee. This committee met four times during the last fiscal year. The Audit Committee is responsible for assisting the Board of Directors with respect to its oversight of corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company.

   Messrs. Davis, Doerr, and Vieser currently serve as members of the Compensation/Stock Option Committee (the "Compensation Committee"). This committee met four times during the last fiscal year. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning compensation of the Company's employees, officers, and directors, and is authorized to determine the compensation of the Company's executive officers. The Compensation Committee is authorized to administer the various incentive plans of the Company and has all of the powers attendant thereto, including the power to grant employee stock options.

   Messrs. Yontz, Davis, Doerr, and Vieser serve as members of the Executive Committee. This committee did not meet during the last fiscal year. The Executive Committee was created for the purpose of acting as a liaison to the Board of Directors for the Company's CEO, working with the CEO in formulating strategic policy and direction, and reviewing financial and strategic plans. The Executive Committee has also been granted specific authority by the Board of Directors to approve acquisitions by the Company with a purchase price of less than $10,000,000 where action by the full Board is not otherwise required.

   The Board of Directors met six times during the last fiscal year. No incumbent member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which he served (during the periods that he served), except that Mr. Roby attended 66.7% of the total number of such meetings.

Shareholder Nomination of Director Candidates

   The Bylaws of the Company provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

   A shareholder desiring to nominate a person or persons for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth: (a) the name and address of the shareholder who intends to make the nomination(s) and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record or a beneficial holder of stock of the Company entitled to vote at the meeting (including the number of shares the shareholder owns and the length of time the shares have been held) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all relationships, arrangements, and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the written consent of each nominee to serve as a director of the Company if so elected, with such written consent attached thereto. The Bylaws require similar notice with respect to shareholder proposals for other actions to be taken at a meeting of shareholders. See "Shareholder Proposals" below.

   To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Company: (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting (any time from October 30, 2002 to and including November 29, 2002, with respect to the 2003 annual meeting), or (ii) in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date and in the case of a special meeting, notice must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or the day on which public disclosure of the meeting date was made.

Directors' Compensation

   Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, during fiscal 2001, each director of the Company who was not also an officer or employee of the Company received an annual retainer of $20,000 (except that the Chairman of the Audit Committee received a retainer of $25,000), and a fee of $1,000 for each meeting of the Board of Directors at which such director was present. Each director who is a member of a committee of the Board of Directors also received a fee of $750 for each meeting of such committee at which such director was present. For fiscal 2002, the same fee structure will apply. In addition, under the 1999 Outside Directors' Stock Option Plan, each director who is not a full-time employee of the Company (including, since the Spin-Off, Mr. Yontz) is automatically granted an option each year to purchase 12,000 shares of Company Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

   In connection with the Spin-Off, each of Messrs. Yontz and Harris terminated his former employment agreement and entered into a new employment agreement with the Company with a term expiring on December 31, 2003, to serve as part-time employees. In his position as Chairman of the Board of Directors, Mr. Yontz is entitled to an annual salary of $190,000 as well as other benefits, including life insurance, club memberships, financial planning, executive physicals, car allowance and related expenses, and health and welfare benefits. In his position as Of Counsel to the Company, Mr. Harris is entitled to an annual salary of $150,000 plus benefits similar to those of Mr. Yontz. If Mr. Yontz's or Mr. Harris' employment is terminated as a result of a "change in control" (as defined in the employment agreements), he will be entitled to a severance payment equal to three times his average salary and bonus in the five full calendar years immediately prior to the change in control. He would also be entitled to receive, for a thirty-six month period after employment termination, life, accident and health insurance benefits substantially similar to those which he was receiving or entitled to under his employment agreement.

                         SHAREHOLDER RETURN COMPARISON

   The graph below sets forth the cumulative total shareholder return on Company Common Stock during the preceding five fiscal years, as compared to the returns of the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care Composite Index. The graph assumes that $100 was invested on September 30, 1996 in Company Common Stock and in each of the two Standard & Poor's indices and that, as to such indices, dividends were reinvested. The Company has not, since its inception, paid any dividends on its Common Stock, other than the dividend in kind of the SDS stock to effect the Spin-Off.

                   9/96      3/97      9/97      3/98      9/98      3/99      9/99      3/00      9/00      3/01      9/01
Apogent            $100.00   $ 95.69   $148.06   $180.17   $131.90   $172.41   $185.34   $200.00   $165.52   $166.06   $196.09
S&P 500            $100.00   $111.24   $140.45   $164.63   $153.15   $195.02   $195.74   $230.02   $221.74   $180.16   $162.71
S&P Health Care    $100.00   $109.78   $136.91   $175.98   $189.28   $226.69   $194.67   $200.05   $244.37   $230.38   $234.39

                        [Comparison Chart Appears Here]

   On December 11, 2000, the Company spun-off its dental business by a pro-rata distribution to its shareholders of one share of Sybron Dental Specialties, Inc. ("SDS") common stock for every three shares of the Company's common stock owned of record on November 30, 2000. The closing price for one share of SDS common stock on the New York Stock Exchange on December 11, 2000 was $16.50. The graph assumes that all of the SDS common stock distributed in the Spin-Off was sold on the date received and that the proceeds of such sale (including the proceeds of the sale of aggregated fractional share interests by the distribution agent in lieu of the distribution of fractional shares of SDS common stock) were used to purchase additional shares of the Company's common stock on December 11, 2000.

                                AUDIT COMMITTEE

   The Board of Directors has adopted and approved a formal written charter for the Audit Committee, a copy of which was appended to last year's proxy statement. The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in the corporate governance listing standards of the New York Stock Exchange relating to audit committees, meaning that they have no relationships to the Company that may interfere with the exercise of their independence from management and the Company.

Independent Auditors' Fees

   The firm of KPMG LLP served as the Company's independent auditors for the fiscal year ended September 30, 2001.

   Audit Fees: The KPMG LLP fees for the annual audit and the reviews of financial statements included in the Company's Forms 10-Q for the 2001 fiscal year were $724,694.

   Financial Information Systems Design and Implementation Fees: There were no fees billed by KPMG LLP for financial information systems design and implementation for the 2001 fiscal year.

   All Other Fees: The aggregate fees for other services that KPMG LLP rendered in fiscal 2001 were $1,325,801, including audit related services of $578,647 and non-audit services of $747,154. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, tax consultations, internal audit, and SEC registration statements.

   The Audit Committee has concluded that the services provided by KPMG LLP to the Company that were not related to its audit of the Company's financial statements were at all times compatible with maintaining that firm's independence.

Audit Committee Report

   The Audit Committee of the Board of Directors oversees and monitors the participation of the Company's management and independent auditors throughout the financial reporting process.

   In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

  . reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2001 with the Company's management;

  . discussed with KPMG LLP, the Company's independent auditors, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S)380); and

  . received the written disclosure and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.

   Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2001.

                                Audit Committee

                          Richard W. Vieser, Chairman
                               Stephen R. Hardis
                               William U. Parfet

                      COMPENSATION/STOCK OPTION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

   The Compensation/Stock Option Committee of the Board of Directors (the "Compensation Committee") is responsible for analyzing and approving the Company's general compensation policies and for making specific compensation decisions with respect to the Company's executive officers. In that regard, the Compensation Committee meets prior to the end of the each calendar year to consider and finalize executive officer compensation for the following calendar year.

   The general philosophy of the Company's executive compensation program is to maintain a competitive compensation structure for its key executives. The Company's executive compensation policies are intended to motivate and reward highly qualified executives for long-term strategic management and the enhancement of shareholder value, support a performance-oriented environment that rewards achievement of internal Company goals that are designed to be consistent with the interests of shareholders, and attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

   The Company's executive compensation program presently consists of three main components: (a) competitive base salaries; (b) annual cash bonuses based on performance measured against specific goals; and (c) long-term incentive compensation in the form of stock options.

   A number of changes were made by the Company during fiscal 2001 as a result of the Spin-Off, including management changes as well as Compensation Committee changes. Robert B. Haas and Thomas O. Hicks resigned from the Board of Directors on December 31, 2000 and May 8, 2001, respectively. Both of these individuals were members of the Compensation Committee in November 2000 when compensation was established for executive officers for fiscal 2001. The compensation of the Company's executive officers for 2001, therefore, was determined by the Compensation Committee as comprised in November 2000 (i.e., Messrs. Haas, Hicks, Davis, and Vieser).

   Christopher L. Doerr was appointed to the Compensation Committee on January 30, 2001. Commencing on that date, the Compensation Committee comprised the individuals listed at the end of this Report, none of whom are officers or employees of the Company.

   In connection with the Spin-Off, there were significant changes in executive management of the Company. Frank H. Jellinek, Jr., Jeffrey C. Leathe, and Michael K. Bresson were appointed the new Chief Executive Officer, Chief Financial Officer, and General Counsel, respectively, as of December 11, 2000. These individuals succeeded Kenneth F. Yontz, Dennis Brown, and R. Jeffrey Harris in those executive management positions.

Base Salary

   The Compensation Committee annually reviews the salary levels of executive officers in comparison to salaries of similarly situated executives at other companies of comparable size, industry, and operating performance. Additionally, the Compensation Committee considers the relevant impact of each executive's performance on the future growth and success of the Company, the complexity of the Company's businesses in which the executive is involved, the experience of the executive, the duties and responsibilities of the executive, the operating performance of the Company during that executive's tenure, the Company's near- and long-term prospects, the overall economic environment, and such other factors as the Compensation Committee deems relevant to the particular executive. Using a similar analysis, the Compensation Committee will consider changes to an executive officer's compensation during the calendar year if a change in the scope of the executive officer's responsibilities justifies such consideration. In that regard and in connection with the Spin-Off, the titles, duties, and responsibilities of the current executive officers substantially changed, resulting in significant salary increases for certain individuals.

   When setting base salaries for calendar 2001, the Compensation Committee used as its reference point salaries in the median-to-75th percentile range for executives in companies (same or similar industry) with revenues, net income, and market capitalization comparable to that of the Company or the relevant subsidiaries of the Company. This reference point, along with the other factors set forth above, provided the basis upon which salaries for 2001 were established. The competitive market information examined by the Compensation Committee was obtained primarily from two surveys, one of which is generally available and the second of which was prepared for the Company by a national compensation consulting firm. The data from both surveys was consistent. The company groups in the surveys differ from the group of companies included in the S&P Health Care Composite Index reflected in the performance graph contained under "Shareholder Return Comparison."

   In setting Mr. Jellinek's salary for 2001, the Compensation Committee applied the same analysis as it did with respect to all other executive officers. Mr. Jellinek's base salary increased approximately 34% over his base salary before he became CEO, largely because of the increased duties and responsibilities inherent in managing a publicly-traded company.

Annual Cash Bonus Incentives

   Annual cash bonuses for executive officers are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company.

   The Company's Senior Executive Incentive Compensation Plan (the "Corporate Bonus Plan"), which was approved by the Company's shareholders, is a formula-based program intended to align Company internal financial goals, year-over-year earnings growth, enhancement of shareholder value, and executive incentives. The Corporate Bonus Plan has a budget component designed to instill budget discipline, and an earnings growth component designed to provide a tangible, direct link between management incentives and the expectations of the investment community. There are minimum levels of financial performance set by the Compensation Committee for bonuses to be triggered, and individual awards depend upon assigned target percentages and the extent to which the Company exceeded its performance goals. With respect to the budget component, a participant can earn up to 100% of his or her target award if the Company attains set operating income targets. With respect to the earnings growth component, once a minimum hurdle growth rate of 8% over the previous year's operating income is reached, a participant can earn an additional bonus amount depending on the rate of the Company's year-over-year earnings growth.

   Under the Corporate Bonus Plan, the Compensation Committee assigns to an executive a target percentage. Target percentages ranged in 2001 from 28% to 55% of salary. Factors (including survey data) similar to those used for salaries are considered by the Compensation Committee when setting individual target percentages. The actual award that an executive officer is eligible to receive can range from zero to four times the target percentage assigned to that officer, depending on the Company's attainment of performance goals. Generally, an award equal to two times the target percentage approximates the median for bonuses paid by other companies, according to the survey data. Messrs. Jellinek, Leathe, and Bresson received 2001 bonuses under the Corporate Bonus Plan.

   The cash bonus program for executive officers for fiscal 2002 will be pursuant to the proposed Equity Incentive Plan described elsewhere in this Proxy Statement, assuming shareholder approval of the new plan. Individual target percentages for fiscal 2002 will be established by the Compensation Committee using the factors discussed in the paragraph above. It is contemplated that the performance goals and related targets for fiscal 2002 will focus on annual growth of the Company's earnings per share as the primary bonus-measurement factor.

   The second cash bonus incentive plan which was part of the Company's 2001 executive compensation program is the Sybron Laboratory Products Corporation Senior Salaried Executive Financial Performance Incentive Compensation Plan (the "SLP Plan"), which was adopted by the Compensation Committee and became effective for fiscal year 1998 and subsequent years, as amended. The SLP Plan is similar to the Corporate Bonus Plan, with a budget component and an earnings growth component. The SLP Plan was primarily designed for operating divisions of the Company and allows flexibility in setting target growth so that incentives can be tailored as appropriate for specific operating subsidiary dynamics. The SLP Plan, with appropriate variations, will continue to apply at the operating division level during fiscal 2002. Messrs. Andersen and Scheu received 2001 bonuses under the SLP Plan.

Spin-Off Bonuses

   Messrs. Jellinek and Yontz, as well as the Company's other former executive officers, received special bonuses in January 2001 in connection with the Spin-Off. Bonuses were paid as follows: Mr. Yontz (former CEO and current Chairman of the Board)-$800,000; Mr. Jellinek (current CEO)-$700,000; Mr. Harris (former General Counsel and now Of Counsel and a member of the Board of Directors)-$400,000; Mr. Brown (former CFO)-$400,000; and Mr. Pickrell (now CEO of SDS)-$600,000.

Stock Incentives

   Under the Company's Amended and Restated 1993 Long-Term Incentive Plan (the "1993 Stock Plan"), stock options are granted to executive officers and other key employees of the Company. The Compensation Committee views stock-based compensation as a critical component of the Company's overall executive compensation program by linking the personal interests of the plan participants to those of the shareholders.

   Stock option grants are generally made on an annual basis in January of each year; however, special option grants may occur during the year when warranted. Annual grants are generally determined using a multiple of base salary formula. Although the Company made significant option grants to certain executive officers in the past in lieu of annual grants, the current executive officers (other than Mr. Yontz) participate in the annual grant program on the same basis as other key employees. 1,197,400 non-qualified stock options were granted to executive officers (12 persons) in fiscal 2001. Of those options, 1,100,000 were granted in connection with the completion of the Spin-Off.

   Typically, options granted under the 1993 Stock Plan vest in equal annual installments on each of the first four anniversaries following the grant date (provided the optionee is still an employee of the Company at that time and provided further that vesting is accelerated upon the optionee's death, disability, or retirement). Such options are granted with an exercise price equal to the market value of the Company's Common Stock on the date of the grant, thus serving to focus the optionees' attention on managing the Company from the perspective of an owner with an equity stake in the business.

   The proposed Equity Incentive Plan, subject to its approval by the shareholders, will replace the 1993 Stock Plan as to future option grants.

   In connection with the Spin-Off, the Compensation Committee amended stock options granted to Messrs. Yontz, Harris, and Brown to vest the portion of their options that were unvested. These options were also amended to provide for a five-year period (rather than a three-month period) to exercise the options after termination of employment. The amendments to the options for the replaced executive officers had no earnings impact because the options had no intrinsic value (i.e., there was no positive spread between the market price and exercise price of the option shares) on the date of amendment.

Stock Ownership Guidelines

   The Compensation Committee recently established stock ownership guidelines, whereby executive officers will be expected to accumulate and own a designated amount of Company Common Stock. The guidelines range from 2-5 times base salary, depending on the executive's position and tenure with the Company, and will generally be phased in over a seven-year period.

Section 162(m)

   Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility by a publicly-held corporation of compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation is not subject to the deduction limit if certain conditions are met. The Compensation Committee has taken the steps necessary to satisfy these conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with the Company's other compensation objectives and overall compensation philosophy. One of the conditions is shareholder approval of the Company's performance-based compensation plans. The Company's shareholders have previously approved the Corporate Bonus Plan and the 1993 Stock Plan. Shareholder approval must be obtained at least every five years for a performance-based plan (such as the proposed Equity Incentive Plan) where the Compensation Committee has discretion to choose among the stated performance goals. As described elsewhere in this Proxy Statement, shareholder approval is being requested for the proposed Equity Incentive Plan. Upon such approval, the Equity Incentive Plan will replace the Corporate Bonus Plan and the 1993 Stock Plan as to future bonuses and stock option grants for executive officers.

                      Compensation/Stock Option Committee

                        Christopher L. Doerr, Chairman
                               Don H. Davis, Jr.
                               Richard W. Vieser

                            EXECUTIVE COMPENSATION

Compensation Summary

   The following table summarizes information concerning the compensation awarded, paid to, or earned by the Company's Chairman and former Chief Executive Officer, the current Chief Executive Officer, and each of the Company's other four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2001 (collectively, the "named executive officers"). Information for Messrs. Andersen, Leathe, Bresson, and Scheu is given only for fiscal 2001, as they were not executive officers of the Company in prior years.

                         Summary Compensation Table(a)

                                                                  Long-Term Compensation
                                                               -----------------------------
                                    Annual Compensation               Awards         Payouts
                               ------------------------------  --------------------- -------
                                                                          Securities
                                                               Restricted Underlying
                                                 Other Annual    Stock     Options/   LTIP    All Other
   Name and Principal          Salary    Bonus   Compensation  Awards(s)     SARs    Payouts Compensation
        Position          Year ($)(b)   ($)(c)       ($)          ($)       (#)(d)     ($)      ($)(e)
   ------------------     ---- ------- --------- ------------  ---------- ---------- ------- ------------
Kenneth F. Yontz........  2001 342,514   800,000   105,223(f)       0       12,000       0      4,500
 Chairman and former
  President               2000 787,500         0   138,833(f)       0            0       0      4,500
 and Chief Executive
  Officer                 1999 737,500 1,183,875   123,205(f)       0            0       0      4,286

Frank H. Jellinek, Jr...  2001 702,507 1,537,375    85,013(g)       0      200,000       0      4,500
 President and Chief      2000 552,500         0    58,016(g)       0           00       0      4,500
 Executive Officer        1999 552,500   932,588    54,519(g)       0            0       0      4,286

Verner Andersen.........  2001 301,999   128,100    14,126(h)       0      110,604       0      4,920
 Group President,
  Labware
 and Life Sciences

Jeffrey C. Leathe.......  2001 303,161   268,569    18,308(i)       0      135,952       0      5,250
 Executive Vice
  President-
 Chief Financial Officer
 and Treasurer

Michael K. Bresson......  2001 279,512   226,548    16,632(j)       0      110,776       0      3,937
 Executive Vice
  President-
 General Counsel and
  Secretary

Peter Scheu.............  2001 225,000   297,000    10,788(k)       0      107,824       0      3,594
 Group President,
 Clinical Diagnostics

--------
(a) The table includes Mr. Yontz, who served as Chief Executive Officer of the Company from October 1, 2000 until December 11, 2000 when the Spin-Off was completed. The table does not include Messrs. Dennis Brown and R. Jeffrey Harris, who served, respectively, as Chief Financial Officer and General Counsel of the Company from October 1, 2000 until December 11, 2000, and were paid $170,833 and $185,416 (in salary) and $400,000 each (as Spin-Off bonuses) during the fiscal year, respectively.

(b) The salary amounts set forth include amounts deferred at the named executive officer's option through contributions to the Sybron International Corporation Savings and Thrift Plan (the "Savings Plan").

(c) Consists of bonuses that were either paid as soon as practicable following the beginning of the next fiscal year or deferred pursuant to the Sybron International Corporation Deferred Compensation Plan. For Messrs. Yontz and Jellinek, also includes bonuses in the amounts of $800,000 and $700,000, respectively, in connection with the Spin-Off.

(d) Consists entirely of stock options. Mr. Yontz's options are those granted to him under the 1999 Outside Directors' Stock Option Plan, since he ceased to be a full-time employee at the time of the Spin-Off.

(e) Consists entirely of employer contributions to the Savings Plan allocated to the account of the named executive officer.

(f) For 2001, includes $28,972 for life insurance (including tax gross-up payments), $43,374 for car allowance and related expenses (including tax gross-up payments), $11,386 for club memberships, $12,000 for financial planning services, $7433 for personal use of company aircraft, and $2,058 for an executive physical. For 2000, includes $27,447 for life insurance (including tax gross-up payments), $33,688 for car allowance and related expenses (including tax gross-up payments), $16,680 for club memberships, and $10,000 for financial planning services, $50,673 for personal use of Company aircraft, and $345 for an executive physical. For 1999, includes $27,447 for life insurance (including tax gross-up payments), $33,050 for car allowance and related expenses (including tax gross-up payments), $9,468 for club memberships, $10,000 for financial planning services, $655 for an executive physical, and $42,585 for personal use of Company aircraft.

(g) For 2001, includes $30,231 for life insurance (including tax gross-up payments), $28,526 for car allowance and related expenses (including tax gross-up payments), $4,020 for club memberships, $1,476 for financial planning services, and $20,760 for personal use of company aircraft. For 2000, includes $26,534 for life insurance (including tax gross-up payments), $24,013 for car allowance and related expenses (including tax gross-up payments), $4,280 for club memberships, and $3,189 for financial planning services. For 1999, includes $25,764 for life insurance (including tax gross-up payments), $24,136 for car allowance and related expenses (including tax gross-up payments), $3,900 for club memberships, and $719 for personal use of Company aircraft.

(h) For 2001, includes $1,028 for life insurance (including tax gross-up payments), $8,770 for car allowance and related expenses (including tax gross-up payments), and $4,327 for club memberships.

(i) For 2001, includes $1,058 for life insurance (including tax gross-up payments) and $17,250 for car allowance and related expenses (including tax gross-up payments).

(j) For 2001, includes $1,041 for life insurance (including tax gross-up payments) and $15,590 for car allowance and related expenses (including tax gross-up payments).

(k) For 2001, includes $504 for life insurance (including tax gross-up payments) and $10,284 for car allowance and related expenses (including tax gross-up payments).

Stock Options

   The following tables set forth information concerning (i) individual grants of options to purchase Company Common Stock made to the named executive officers during fiscal 2001, and (ii) individual exercises of stock options by the named executive officers during fiscal 2001, as well as the number and value of options outstanding at the end of fiscal 2001 for each of the named executive officers.

                     Option/SAR Grants In Last Fiscal Year
                               Individual Grants

                                                                                     Potential
                                                                                Realizable Value Of
                                                Percent of                        Assumed Annual
                                   Number of      Total                           Rates of Stock
                                   Securities  Options/SARs Exercise            Price Appreciation
                                   Underlying   Granted to  or Base               for Option Term
                          Grant   Options/SARs Employees in  Price   Expiration -------------------
          Name             Date    Granted(#)  Fiscal Year   ($/sh)     Date      5%($)    10%($)
          ----           -------- ------------ ------------ -------- ---------- --------- ---------
Kenneth F. Yontz........ 01/30/01   12,000(a)      0.58     21.5750  01/30/2011   162,821   412,620
Frank H. Jellinek,
 Jr. ................... 12/12/00  200,000(b)      9.74     24.1255  12/12/2010 3,034,479 7,689,967
Verner Andersen......... 12/12/00  100,000(b)      4.87     24.1255  12/12/2010 1,517,240 3,844,983
Verner Andersen......... 01/30/01  10,604 (b)      0.52     21.5750  01/30/2011   143,879   364,618
Jeffrey C. Leathe....... 12/12/00  125,000(b)      6.09     24.1255  12/12/2010 1,896,550 4,806,229
Jeffrey C. Leathe....... 01/30/01   10,952(b)      0.53     21.5750  01/30/2011   148,601   376,584
Michael K. Bresson...... 12/12/00  100,000(b)      4.87     24.1255  12/12/2010 1,517,240 3,844,983
Michael K. Bresson...... 01/30/01   10,776(b)      0.52     21.5750  01/30/2011   146,213   370,533
Peter Scheu............. 12/12/00  100,000(b)      4.87     24.1255  12/12/2010 1,517,240 3,844,983
Peter Scheu............. 01/30/01    7,824(b)      0.38     21.5750  01/30/2011   106,159   269,028

--------

(a) Consists entirely of nonqualified stock options granted pursuant to the Company's 1999 Outside Directors' Stock Option Plan (the "1999 Directors' Plan"). Under the terms of the 1999 Directors' Plan, each director who is not a full-time employee of the Company is automatically granted an immediately exercisable option each year to purchase 12,000 shares of Company Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Unless terminated earlier, the options expire ten years from the date of grant.
(b) Consists entirely of nonqualified stock options granted pursuant to the Company's 1993 Amended and Restated Long-Term Incentive Plan (the "1993 Stock Plan"). The 1993 Stock Plan is administered by the Compensation Committee. Subject to the provisions of the 1993 Stock Plan, the Compensation Committee designates the persons to be granted options, the type of option, the number of underlying shares, the exercise price, the date of grant, and the date options are first exercisable. These options were granted on the dates above at exercise prices equal to 100% of the fair market value of the Common Stock on the date of grant. Each option becomes exercisable in cumulative installments of one-fourth of the shares on each of the first four anniversaries of the date of grant. Upon a "change of control" of the Company, the options will become immediately exercisable. Unless earlier terminated, these options will expire ten years from the date of grant. In the discretion of the Compensation Committee, the exercise price may be paid by delivery of already owned shares and tax withholding obligations related to exercise may be satisfied by withholding shares otherwise deliverable upon exercise, subject to certain conditions. The Compensation Committee has the power, subject to the limitations of the 1993 Stock Plan, to amend the terms and conditions of any outstanding stock option to the extent such terms and conditions are within the discretion of the Compensation Committee as provided in the 1993 Stock Plan.

            Aggregated Option/SAR Exercises In Last Fiscal Year And
                     Fiscal Year-End Option/SAR Values(a)

                                                       Number of Securities      Value of Unexercised
                                                      Underlying Unexercised         In-the-Money
                                                       Options/SARs at Final        Options/SARs at
                              Shares                        Year-End(#)           Fiscal Year-End($)
                             Acquired       Value    ------------------------- -------------------------
          Name            on Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----            -------------- ----------- ----------- ------------- ----------- -------------
Kenneth F. Yontz........          0           N/A     1,931,667           0    16,757,653           0
Frank H. Jellinek, Jr...          0           N/A       839,459     433,738     5,293,776     999,591
Verner Andersen.........          0           N/A       151,324     137,082     1,811,582     138,279
Jeffrey C. Leathe.......          0           N/A        77,095     194,779       331,257     242,165
Michael K. Bresson......          0           N/A        36,007     135,034       148,955     126,936
Peter Scheu.............      2,041        26,210        13,307     119,782        73,721      70,722

--------
(a) Consists entirely of stock options.

Employment Agreements

   All of the named executive officers have entered into employment agreements with the Company. Except for the employment agreement with Mr. Yontz, under their respective employment agreements, these executive officers agree to serve in their respective executive officer capacities, and each is to devote his full time to the performance of his duties. The employment agreements provide for initial base salaries that are subject to annual merit increases at the discretion of the Compensation Committee. In addition, these executives are entitled to benefits customarily accorded executives of the Company and its subsidiaries, including participation in applicable cash bonus incentive plans. Current base salaries for the five most highly salaried executive officers are as follows: Mr. Jellinek, $750,000; Mr. Andersen, $348,000; Mr. Leathe, $315,000; Mr. Bresson, $310,000; and Mr. Scheu, $275,000.

   The employment agreements can be terminated at the election of the executive upon 45 days' advance written notice to the Company, by the Company, or as a result of the executive's retirement, disability, or death. Upon termination of an executive's employment by the Company for Cause (as defined in the employment agreement) or by the executive, the executive is entitled to receive any unpaid compensation through the date of termination. Except for Mr. Jellinek, in the event of the executive's termination of employment by the Company without Cause (including a constructive termination), the executive will be entitled to continue to receive the executive's then current base salary for a period of one year following the termination of employment, an amount equal to the executive's average cash bonus for the previous three fiscal years, an amount equal to the cash bonus that would have been earned by the executive for the fiscal year in which the executive's employment is terminated, adjusted, however, by the percentage of the fiscal year in which the executive was actively employed, and one year of benefits. In the event of the executive's death or permanent disability, the executive, his beneficiaries or estate, as the case may be, will be entitled to receive such termination benefits. In Mr. Jellinek's case, he would be entitled to receive the same termination benefits except he would receive two years base salary and benefits rather than one year.

   Each of the employment agreements provides that if an event constituting a "change in control" (as defined in the employment agreement) shall have occurred and the executive's employment is terminated as a result of such change in control, the executive officer is entitled to receive a severance payment equal to two (three, in the case of Mr. Jellinek) times the sum of (a) such officer's annual base salary plus (b) the greater of (x) 200% of the executive's "target" bonus amount for that year or (y) the executive's average bonus for the previous three fiscal years, unless such termination is (i) because of death or retirement, (ii) by the Company or any of its subsidiaries for total disability or "cause," or (iii) by such executive officer other than for "good reason." The employment agreements also require payments to executives sufficient to make them whole for any excise tax imposed under
Section 4999 of the Internal Revenue Code. The Company must require any successor to assume the Company's obligations pursuant to the employment agreements. If it fails to do this, the executives will be entitled to the same benefits they would receive if they if they terminated the employment agreements on the date of succession for good reason following a change in control. The employment agreements also subject the executives to confidentiality obligations, contain restrictions on their competing with the Company for a period of one year following termination of the employment agreement (two years in Mr. Jellinek's case), and contain restrictions on soliciting employees of the Company for a period of three years following termination of employment.

   Mr. Yontz terminated his former employment agreement with the Company and entered into a new employment agreement on December 11, 2000, pursuant to which he continues as Chairman of the Board and reports to the Board of Directors. See "Election of Directors--Directors' Compensation" above.

Pension Benefit Plans

   Retirement Plan. The Company has a Retirement Security Plan (the "Retirement Plan") for eligible U.S. employees who are not covered by a collective bargaining agreement, including its executive officers. The Retirement Plan combines several prior pension plans of the company formerly known as Sybron Corporation and acquired by the Company in 1987 (the "Acquired Company") and is a "career average" type plan. The benefit formula under the Retirement Plan directly relates to the employee's annual salary, length of service, and Social Security covered compensation. To the extent that Retirement Plan benefits exceed the benefit limits and limits on covered compensation imposed by the Employee Retirement Income Security Act of 1974, as amended, the Company plans to make the appropriate payments under the unfunded pension plan described below as they become due. The total compensation covered by the Retirement Plan (including unfunded amounts) is the amount shown in the salary and bonus columns of the Summary Compensation Table.

   Annual pension benefits expected to be distributed under the Retirement Plan upon retirement (normally at age 65) to most executive officers of the Company, including the named executive officers, are equal to the sum of past and future service benefit formulas. Past service benefit (for service prior to January 1, 1987) is an amount equal to the sum of (a) 0.0105 times the average annual pay for the employee's final three years, up to the Social Security covered compensation for 1987, plus (b) 0.015 times the average annual pay for the employee's final three years, in excess of the Social Security covered compensation in 1987, which sum is multiplied by the total number of years of credited service before January 1, 1987. The amount so calculated is reduced by the amount of any benefit the participant is eligible to receive from a prior pension plan or due to participation in any prior profit sharing plan. Future service benefit (for service since January 1, 1987) for credited service not in excess of 35 years is an amount equal to the sum of all future year annual benefits calculated for each year as 0.0105 times annual pay up to the Social Security covered compensation for that year, plus 0.015 times annual pay in excess of the Social Security covered compensation for that year. Future service benefit for credited service in excess of 35 years is an amount equal to 0.014 times a participant's annual salary for such year. The Company may from time to time move the past service formula to a more current date which would have the effect of increasing the amount of average compensation upon which benefits are calculated.

   The annual projected pension benefits at age 65 reflected below are calculated by using the actual accrued benefits through the most recent calendar year and a projected benefit using the individual's calendar year earnings assuming no future increases in base salaries or bonuses paid.

   Bonus payments have a significant impact on the pension projections stated below. The annual bonus payments are linked to the Company's financial results and can fluctuate up or down depending on the annual performance of the Company. For example, a poor performance year would generate a lower bonus payout and thereby could understate the projected annual retirement benefit on a going forward basis. Conversely, an exceptional performance year would generate a significantly higher bonus payout and thereby could overstate the projected annual retirement benefit.

                              Projected Annual      Assumed      Full Years of
                             Retirement Benefit Additional Years Service as of
      Name of Individual        at Age 65(a)       of Service    Sept. 30, 2001
      ------------------     ------------------ ---------------- --------------
   Kenneth F. Yontz.........      $250,664              7              15
   Frank H. Jellinek, Jr....      $403,422              8              33
   Verner Andersen..........      $145,130             19               5
   Jeffrey C. Leathe........      $210,833             19              10
   Michael K. Bresson.......      $181,561             21               3
   Peter Scheu(b)...........      $230,250             28               0

--------
(a) Assumes no salary increases.
(b) Mr. Scheu will begin participation in the Retirement Plan effective January 1, 2002.

   As of December 31, 1985, the Acquired Company had purchased annuities to cover past service benefits for all employees covered under the Salaried Pension Plan of the Acquired Company through such date.

   Unfunded Pension Plan. The Company currently maintains an unfunded, non-qualified retirement plan providing benefits to employees of the Company in excess of the limitations set forth under section 415 of the Code (the "Unfunded Plan"). All executive officers of the Company are eligible to participate in the Unfunded Plan.

   Under the Unfunded Plan, benefits are paid from a Rabbi Trust sponsored by the Company. Participants are entitled to a monthly benefit upon their retirement equal to the actuarial value of the benefit that would be payable to the participant if the provisions of the Retirement Plan dealing with limits on pensions pursuant to Code section 415 were inapplicable. The compensation covered by the Unfunded Plan includes salary, bonus, and deferred compensation payable to the participant for services rendered.

   The compensation in the salary and bonus columns of the Summary Compensation Table above includes each of these elements. For Mr. Yontz, the benefit was calculated using his 2001 calendar year base salary of $190,000, and his Spin-Off bonus of $800,000. For Mr. Jellinek, the benefit was calculated using his 2001 calendar year base salary of $750,000, the bonus earned for fiscal 2001 of $837,375 and his Spin-Off bonus of $700,000. Benefits under the Unfunded Plan are computed on a straight-life annuity basis, and are subject to an offset of the actuarial value of benefits payable to participants under the terms of the Retirement Plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   On December 18, 2000, the Company purchased an ownership interest in a Cessna Citation III from Volare Partners, LLC for a purchase price of $4,900,000. Mr. Doerr, the Chairman of the Company's Compensation Committee (although not a member of the Compensation Committee at the time that this transaction occurred), owns 50% of the membership interests in Volare Partners, with the balance of the membership interests being owned by a sibling of Mr. Doerr. The purchase price was determined through negotiation between the Company and Volare Partners. The Board of Directors and the Audit Committee (acting without Mr. Doerr, who was a member at the time but is no longer) determined, based on market data they reviewed, that the purchase price and other terms of the transaction were fair and reasonable to the Company, and not less favorable than the Company would have received from an unaffiliated third party. To take advantage of the favorable tax treatment afforded to like-kind exchanges, the Company assigned its interest in the Cessna acquisition agreement to an unaffiliated third party, which held title to the Cessna and leased it to the Company until the Company's sale of its Gulfstream III aircraft on March 15, 2001, at which time the Company acquired title to the Cessna in exchange for the transfer to the third party of the Gulfstream.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On November 30, 2000 and January 31, 2001, one of the Company's subsidiaries provided Duncan Ross, an executive officer of the Company, with bridge loans represented by promissory notes in the amounts of $105,000 and $49,500, respectively, for the purpose of making a down payment on property to be purchased, and to begin construction of a new residence, in connection with Mr. Ross' transfer to Dubuque, Iowa. Each of the notes carried an interest rate of 5% per annum, and were both paid in full by Mr. Ross on March 26, 2001.

   See, also, "Election of Directors" (footnote (c) to table) and "Compensation Committee Interlocks and Insider Participation" above.

               PROPOSAL TO APPROVE THE APOGENT TECHNOLOGIES INC.
                             EQUITY INCENTIVE PLAN

   On December 7, 2001, the Board of Directors approved and adopted the Apogent Technologies Inc. 2001 Equity Incentive Plan (the "Equity Incentive Plan"), subject to approval by the shareholders. The Equity Incentive Plan will replace the Company's Amended and Restated 1993 Long-Term Incentive Plan (the "1993 Stock Plan"), its 1999 Outside Directors' Stock Option Plan (the "1999 Directors' Plan"), and its Senior Executive Incentive Compensation Plan (the "Corporate Bonus Plan") as to future grants and awards.

   The principal objectives of the Equity Incentive Plan are to promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company shareholders and providing participants with annual and long-term incentives for outstanding performance. The proposed Plan provides the Company with flexibility in providing the following types of incentive awards: (a) stock options; (b) stock appreciation rights ("SARs");
(c) restricted stock and restricted stock units; and (d) performance-based awards, which can either be in the form of Common Stock or cash.

   A copy of the Equity Incentive Plan is appended to this Proxy Statement as Appendix A. The following description of the Equity Incentive Plan is qualified in its entirety by reference to the complete text of the Plan set forth in Appendix A.

   The Equity Incentive Plan is being submitted to the shareholders for approval in order to satisfy applicable SEC, NYSE, and Internal Revenue Code requirements. Shareholder approval enables the Company to take tax deductions for awards paid under the Plan to an executive officer of the Company whose annual compensation exceeds $1 million.

   The Board of Directors Recommends a Vote "FOR" Approval of the Equity Incentive Plan.

Principal Features of the Equity Incentive Plan

   Administration. The Equity Incentive Plan will be administered by the Compensation Committee or another committee of the Board of Directors designated by the Board of Directors. Subject to the terms of the Plan, the Compensation Committee has broad discretion in determining the terms and conditions of any awards and broad authority in the operation and administration of the Plan.

   Eligibility. Awards may be granted to directors and employees of the Company, its subsidiaries, and affiliates as determined on an annual basis by the Compensation Committee. It is anticipated that, for fiscal 2002, the number of employees that will receive stock options under the Plan will approximate 386; the number of employees that will be eligible to receive performance-based awards will approximate 35; and 9 directors will each receive a 12,000 share stock option grant, the same as would have been granted under the 1999 Directors' Plan.

   Number of Shares. The Equity Incentive Plan provides for the issuance of up to 7 million shares of Company Common Stock for awards granted under the Plan. No more than 2 million of those 7 million shares can be issued for non-option awards (i.e., SARs, restricted stock, restricted stock units, unrestricted stock, and performance awards paid in Common Stock).

   Term. The Equity Incentive Plan expires on October 1, 2010; provided, however, that any awards granted under the Plan will remain outstanding in accordance with their applicable terms and conditions. Shareholder reapproval will be necessary every five years for the Company to remain eligible for a tax deduction for awards paid under the Plan to an executive officer of the Company whose annual compensation exceeds $1 million and who is subject to
Section 162(m) of the Internal Revenue Code.

   Types of Awards. The Compensation Committee may grant the following types of awards under the Equity Incentive Plan:

     Stock Options. A stock option is the right to purchase one or more shares of Common Stock at a specified price (not less than the per share fair market value on the date of grant), as determined by the Compensation Committee. On December 13, 2001, the closing price of the Common Stock on the NYSE was $24.56. The Compensation Committee may grant non-qualified stock options ("NQSOs") and incentive stock options ("ISOs"). No option will have a term of more than ten years.

     Stock Appreciation Rights. SARs are the right to receive the increase between the grant price and the market price of the Company's Common Stock over a specified period of time.

     Restricted Stock. These are shares of the Company's Common Stock that are granted subject to specified conditions such as continued employment. The Compensation Committee will determine the conditions at the time of grant. Upon satisfaction of the applicable conditions, the shares become fully vested (i.e., unrestricted). If the conditions are not met, restricted stock shares that are not yet vested are forfeited. Generally, the period of restriction will be at least three years. During the period of restriction for a restricted stock grant, record and beneficial ownership of the shares rests with the participant.

     Restricted Stock Units. These are similar to restricted stock shares, but actual shares are not issued until specified conditions are satisfied. An award of restricted stock units entitles the Plan participant to receive shares of Company Common Stock at a specified time or upon the occurrence of an event in the future. Restricted stock units are not outstanding shares and do not entitle a participant to dividend, voting, or other shareholder rights.

     Performance Awards. The Plan allows the Compensation Committee to grant performance awards that are paid solely on account of the attainment of pre-established performance goals. These awards can be paid in cash or shares of the Company's Common Stock, when earned. It is the intention that these awards will constitute performance-based compensation as defined under Section 162(m) of the Internal Revenue Code. The Plan lists a number of performance measures the Compensation Committee may use when granting these awards. These performance measures, which can be based at the Company, division, and/or business unit levels, include the following business criteria, measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated); earnings per share; return measures (including, but not limited to, return on assets, equity, capital or investment); operating income; earnings before or after depreciation, interest, taxes and/or amortization; expense ratio; working capital ratio; stock price; shareholder return; cash flow; gross revenues; margin (including, but not limited to, gross, operating, and variable); and capital expenditures. The Compensation Committee will establish and may change annual performance goals and targets. The performance awards feature of this Plan replaces the Corporate Bonus Plan.

     Unrestricted Stock. The Compensation Committee may, at its discretion, pay or settle any Plan award with unrestricted stock. Unrestricted stock means Common Stock issued under the Plan without restriction other than such transfer or other restrictions as the Compensation Committee may deem advisable to assure compliance with law.

   Individual Award Limits. During any three consecutive calendar year period, no participant may receive awards covering an aggregate of more than 1.5 million shares, and the maximum amount of cash bonuses that may be paid to any participant in any three consecutive calendar year period pursuant to performance awards may not exceed $3 million. The 1993 Stock Plan limited the number of stock options that could be granted to an individual to 1 million options per fiscal year.

   No Stock Option Repricing. The Equity Incentive Plan prohibits stock option repricing as well as stock option cancellation and re-grants.

   No Evergreen Provision. The Equity Incentive Plan does not contain an "evergreen provision" -- there is no automatic provision to replenish the 7 million shares of Common Stock authorized for issuance under the Plan based on the number or percentage of shares of Common Stock outstanding.

Dilution

   The Equity Incentive Plan will increase by 7 million the number of shares of Common Stock that can be issued to employees and directors as incentive compensation. When added to the number of shares covered by the approximately 10 million employee and director stock options already granted and unexercised, the total number of shares of Common Stock available to Company employees and directors would total approximately 16% of the Company's outstanding Common Stock, or slightly less than 14% if calculated on a fully diluted basis. The Company believes that this is well within norms for such plans at similarly situated companies.

2001 Awards

   The "Bonus" column in the Summary Compensation Table of this Proxy Statement sets forth the awards paid under either the Corporate Bonus Plan or SLP Plan for fiscal 2001 to each of the named executive officers. All executive officers as a group (12 persons) received $2.19 million under the bonus plans for fiscal 2001. A total of $3.0 million was paid to other key employees under the bonus plans for that year.

   The table on page 16 of this Proxy Statement contains information concerning NQSO awards granted during fiscal 2001 to each of the named executive officers. All executive officers as a group (12 persons) received NQSOs covering 1,197,400 shares of Common Stock during fiscal 2001. A total of 348 key employees (other than executive officers) received options covering 772,043 shares of Common Stock under the 1993 Stock Plan during fiscal 2001. No awards of ISOs were made in fiscal 2001.

2002 Awards

   The Company expects to issue stock options in January 2002 under the Equity Incentive Plan, after shareholder approval of the Plan, as part of its annual stock option grant program.

   Assuming shareholder approval, cash bonuses for fiscal 2002 for executive officers and other key employees of the Company will be paid, if performance goals are met, pursuant to the proposed Equity Incentive Plan. Employees who have responsibility for specific divisions or business units will also participate in a bonus plan for that division or business unit. Performance goals and related targets under the Equity Incentive Plan for 2002 will focus on annual growth of the Company's earnings per share as the primary bonus-measurement factor.

Federal Income Tax Consequences

   The following is a brief summary of the Company's understanding of the principal federal income tax consequences of awards that may be made under the Equity Incentive Plan based upon the applicable provisions of the Internal Revenue Code in effect on the date hereof. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

   A participant will not recognize taxable income upon the grant of a NQSO or SAR. Upon the exercise of a NQSO or SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the exercise price (the "spread"), or the consideration paid to the participant upon exercise of the SAR, will constitute compensation taxable to the participant as ordinary income. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant upon exercise of a NQSO or SAR.

   A participant will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the participant to the alternative minimum tax. Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (i) two years from the date of grant of the ISO or (ii) one year after the transfer of the shares to the participant (the "ISO Holding Period"), the participant will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. If a participant disposes of shares acquired by exercise of an ISO before the expiration of the ISO Holding Period, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent the lesser of (a) the fair market value of the shares on the date the ISO was exercised, or (b) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of the fair market value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. If the participant disposes of the stock before the ISO Holding Period is satisfied, the Company is generally entitled to an income tax deduction for any ordinary income taxed to the participant.

   A participant generally recognizes no taxable income at the time of an award of restricted stock. However, a participant may make an election under
Section 83(b) of the Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted may be taxed as capital gain (or loss) upon a subsequent sale of the shares. If the participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a
Section 83(b) election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to the Company. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant.

   A participant who has been granted restricted stock units will not recognize taxable income until the applicable award cycle expires and the participant is in receipt of the shares in payment of the award, at which time such participant will realize compensation income equal to the full fair market value of the shares delivered. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant.

   A participant who has been granted a performance award will not recognize taxable income until the applicable award cycle expires and the participant is in receipt of the stock or cash distributed in payment of the award, at which time such participant will realize compensation income equal to the full fair market value of the shares delivered (assuming they are not restricted stock shares) or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the participant.

   A participant who receives unrestricted stock will realize ordinary income equal to the full fair market value of the shares delivered. The Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the participant.

   As discussed above and elsewhere in this Proxy Statement, Section 162(m) of the Internal Revenue Code limits the federal income tax deduction for pay to executives in certain circumstances.

               PROPOSAL TO APPROVE THE APOGENT TECHNOLOGIES INC.
                         EMPLOYEE STOCK PURCHASE PLAN

   On September 14, 2001, the Board of Directors of the Company approved and adopted the Apogent Technologies Inc. Employee Stock Purchase Plan (the "ESPP"), subject to approval by the shareholders. Shareholder approval of the ESPP is being sought so that the ESPP qualifies as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. (See "Federal Income Tax Consequences" below.)

   The purpose of the ESPP is to offer the employees of the Company the ability to purchase Common Stock at an attractive price through accumulated payroll deductions. The Board of Directors believes that the Company benefits when its shares are owned by a large employee base, and the ESPP should assist in accomplishing that objective.

   A copy of the ESPP is appended to this Proxy Statement as Appendix B. The following description of the ESPP is qualified in its entirety by reference to the complete text of the Plan set forth in Appendix B.

   The Board of Directors Recommends a Vote "FOR" Approval of the Employee Stock Purchase Plan.

Principal Features of the ESPP

   Administration. The ESPP will be administered by the Compensation Committee or another committee of the Board of Directors designated by the Board of Directors. The Vice President--Human Resources of the Company has been designated as administrator of the ESPP (the "Plan Administrator").

   Eligibility. Employees, including executive officers, who meet certain minimum service requirements are eligible to participate in the ESPP. As of December 14, 2001, approximately 4,630 employees were eligible to participate in the ESPP if they choose to enroll. No shares will be purchased on behalf of the participating employees, however, until the ESPP has been approved by the Company's shareholders.

   Number of Shares. The ESPP provides for the issuance of up to 1.6 million shares of Company Common Stock.

   Participation. Employees pay for Common Stock via payroll deductions. The per share purchase price is generally calculated by applying a 15% discount to the lower of (i) the closing price for Common Stock on the first business day of an Offering Period (the six-month period commencing January 1 or July 1), or (ii) the closing price for Common Stock on the last business day of the Offering Period. The portion of the purchase price that has been discounted is paid by the Company. Employees are not permitted to purchase more than $25,000 of Common Stock per year via the ESPP. No shares of Common Stock will be sold under the ESPP until it has been approved by the Company's shareholder.

   Term. The ESPP continues in effect for ten years, unless sooner terminated (e.g., when there are no longer any shares remaining under the ESPP).

Federal Income Tax Consequences.

   The following briefly summarizes the principal federal income tax consequences of the ESPP.

   The ESPP is not a qualified plan under Section 401 of the Internal Revenue Code. Monies used to purchase stock (i.e., payroll deductions) are "after-tax" monies.

   The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Internal Revenue Code Section 423, which allows employees to purchase an employer's common stock at a discount without immediate taxation on the amount of the discount. Participants are not required to report taxable income when shares are purchased on their behalf. However, participants will have taxable income when they dispose of shares purchased under the ESPP. Tax liability upon disposition will depend on whether the shares are sold more than two years after the commencement of the Offering Period in which the shares were acquired (the "ESPP Holding Period"). If the ESPP Holding Period is met, a participant recognizes ordinary income in the year of the disposition equal to the lesser of: (i) the amount by which the market price of the shares on the date of the disposition exceeds the purchase price, or
(ii) 15% of the market price of the shares at the beginning of the Offering Period during which the shares were purchased. The amount of ordinary income that is recognized will be added to the "cost basis" of the shares, and any additional gain recognized upon the disposition will be a capital gain. If the ESPP Holding Period is not met, upon the disposition of the shares the participant will recognize ordinary income equal to the amount by which the market price of the shares on the purchase date exceeded the purchase price. The amount of ordinary income recognized is added to the cost basis in the shares, and any resulting gain or loss recognized upon the disposition will be a capital gain or loss for tax purposes.

   The Company is not entitled to a tax deduction at the time a participant purchases shares under the ESPP. Further, the Company is not entitled to a tax deduction upon disposition of shares by a participant if the participant has satisfied the ESPP Holding Period for the shares. If a participant disposes of shares in a transaction that does not satisfy the ESPP Holding Period requirement, the Company will be entitled to a tax deduction equal to the amount the participant must recognize as ordinary income upon such disposition.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Pursuant to Section 16(a) of the Exchange Act, the Company's directors, its executive officers, and any persons who beneficially own more than 10% of the Company's Common Stock are required to report their initial ownership of Common Stock and subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for those reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during fiscal 2001. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2001, except that: (a) a discrepancy in the period-end holdings of Mr. Yontz was corrected in a subsequent Form 4 report; (b) an amended Form 3 was filed for Mr. Stuppy reporting 100 shares gifted to his spouse in 1995 that had inadvertently been omitted from the original filing; and (c) an amended Form 4 (correcting an inadvertent line item omission) was filed for Mr. Scheu reporting the sale of 2,401 shares of Common Stock acquired upon exercise of an outstanding option.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   Acting on the recommendation of the Audit Committee, the Board of Directors has selected the public accounting firm of KPMG LLP as the Company's independent auditors for the current fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of KPMG LLP if desired.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                             SHAREHOLDER PROPOSALS

   Shareholder proposals for the 2003 Annual Meeting of Shareholders of the Company must be received no later than August 28, 2002 at the Company's principal executive offices, 48 Congress Street, Portsmouth, New Hampshire 03801, directed to the attention of the Secretary, in order to be considered for inclusion in next year's annual meeting proxy material under the SEC's proxy rules. Under the Company's Bylaws, written notice of shareholder proposals for the 2002 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year's annual meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received no later than December 1, 2002 and no earlier than November 1, 2002 at such offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company's Bylaws.

   The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

                                          /s/ Michael K. Bresson
                                          MICHAEL K. BRESSON
                                          Secretary

December 26, 2001

   A copy (without exhibits) of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2001 has been provided with this Proxy Statement. The Company will provide to any shareholder, without charge, upon written request of such shareholder, an additional copy of such Annual Report. Such requests should be addressed to Melissa Doerr, Apogent Technologies Inc., 48 Congress Street, Portsmouth, New Hampshire 03801.

                                                                     APPENDIX A

                           APOGENT TECHNOLOGIES INC.
                          2001 EQUITY INCENTIVE PLAN

                ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment of the Plan.

  Apogent Technologies Inc., a Wisconsin corporation (the "Company"), establishes this incentive compensation plan known as the "Apogent Technologies Inc. 2001 Equity Incentive Plan" (the "Plan") effective as of October 1, 2001 (the "Effective Date"), subject to approval of the Company's shareholders. The validity of any awards granted prior to shareholder approval of the Plan is contingent upon such shareholder approval. The Plan provides for various forms of incentive compensation to Employees and Directors.

1.2 Purpose of the Plan.

  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with annual and long-term incentives for outstanding performance. The Plan will provide the Company with increased flexibility to motivate, attract, and retain the services of Participants whose judgment, interest, and special efforts contribute to the success of the Company.

1.3 Duration of the Plan.

  Subject to approval by the shareholders of the Company, the Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company to terminate the Plan at any time pursuant to Article 13 herein, until the 10th anniversary of the Effective Date. After the termination of the Plan, no Awards may be granted under the Plan, but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions.

1.4 Prior Plans.

  Effective December 15, 2001, no further awards shall be made under the Company's Amended and Restated 1993 Long-Term Incentive Plan and its 1999 Outside Directors' Stock Option Plan; provided, however, that any rights theretofore granted under either such prior plan shall remain outstanding in accordance with the applicable terms and conditions of such prior plan.

                            ARTICLE 2. DEFINITIONS

  Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

  (a) "Affiliate" means an entity closely related by ownership to the Company that is designated as an Affiliate by the Board.

  (b) "Award" means a grant under this Plan of (i) an Option, (ii) an SAR,
      (iii) Restricted Stock, (iv) a Restricted Stock Unit, (v) a Performance Award, or (vi) a combination of any of the above.

  (c) "Award Agreement" means an agreement entered into by each Participant and the Company setting forth the terms and provisions applicable to Awards granted under this Plan.

  (d) "Board" or "Board of Directors" means the Board of Directors of the Company.

  (e) "Cash Bonus" means cash paid in satisfaction of a Performance Award.

  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (g) "Committee" means the Compensation Committee of the Company, as appointed by the Board to administer the Plan, or such other committee as may be appointed by the Board consistent with Section 3.1.

  (h) "Company" means Apogent Technologies Inc., a Wisconsin corporation or any successor thereto as provided in Article 16 herein.

  (i) "Covered Employee" means a Participant who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Internal Revenue Code in the year that an Award is taxable to such Participant.

  (j) "Director" means a member of the Board of Directors of the Company or any Subsidiary or Affiliate.

  (k) "Disability" means, with respect to any ISOs, a permanent and total disability within the meaning of Code Section 22(e)(3), and with respect to all other Awards under the Plan, a medically determinable mental or physical impairment that renders a Participant totally and presumably permanently unable to continue in employment with the Company and all Affiliates. The determination of disability shall be made by the Committee in good faith upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

  (l) "Effective Date" has the meaning ascribed to such term in Section 1.1 hereof.

  (m) "Employee" means any employee of the Company or of the Company's Subsidiaries or Affiliates.

  (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  (o) "Fair Market Value" means the closing price for Shares on the relevant date, or if there were no sales on such date, the closing price on the nearest day before the relevant date, on a stock exchange or over-the-counter, as determined by the Committee.

  (p) "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

  (q) "Non-Qualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein that is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

  (r) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted under Article 6 herein.

  (s) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  (t) "Participant" means a Director or Employee who has been selected to receive or who has outstanding an Award granted under the Plan.

  (u) "Performance Award" means an Award representing a contingent right to receive cash or Shares at the end of a Performance Period upon the attainment of specified Performance Goals.

  (v) "Performance Goals" means the performance goal(s) established by the Committee in connection with the granting of a Performance Award. Performance Goals shall be based at the Company, division, and/or business unit levels and expressed as the attainment of one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated); earnings per share; return measures (including, but not limited to, return on assets, equity, capital or investment); operating income; earnings before or after depreciation, interest, taxes and/or amortization; expense ratio; working capital ratio; stock price; shareholder return; cash flow; gross revenues; margin (including, but not limited to, gross, operating, and variable); and capital expenditures.

  (w) "Performance Period" means a period of time determined by the Committee over which performance is measured for the purpose of determining a Participant's right to and the payment value of any Performance Award.

  (x) "Performance Shares" means Shares (which may include Restricted Stock) issued to a Participant in satisfaction of a Performance Award.

  (y) "Period of Restriction" means the time period established by the Committee pursuant to Section 8.4 during which Restricted Stock or Restricted Stock Units are limited in some way and the corresponding Shares or Units are subject to a substantial risk of forfeiture.

  (z) "Person" has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

  (aa)  "Plan" means the Apogent Technologies Inc. 2001 Equity Incentive
        Plan.

  (bb) "Restricted Stock" means Shares that are subject to restrictions under the Plan pursuant to Article 8 herein.

  (cc) "Restricted Stock Unit" means the right to receive Shares at a specified time or upon the occurrence of a specified event in the future pursuant to the terms and conditions of an Award, as described in Article 8 herein.

  (dd) "Retirement" has the meaning ascribed to it under the Company's tax qualified retirement plan, or such other meaning as determined by the Committee.

  (ee)  "Shares" means shares of common stock of the Company.

  (ff) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

  (gg) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

  (hh) "Unrestricted Stock" means Shares issued under the Plan without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.


                           ARTICLE 3. ADMINISTRATION

3.1 The Committee.

  The Plan shall be administered by the Compensation Committee of the Board of the Company, or by any other Committee appointed by the Board consisting of not less than two (2) non-Employee Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. It is intended that at all times the Committee shall comprise solely Directors who are both: (a) Non-Employee Directors, as defined in Rule 16b-3 under the Exchange Act; and (b) Outside Directors, as defined in Treas. Reg. 1.162-27.

3.2 Authority of the Committee.

  The Committee shall have full power, except as limited by law or by the Articles of Incorporation or Bylaws of the Company and subject to the provisions herein, to: (a) select Employees and Directors who will participate in the Plan; (b) determine the size and types of Awards; (c) determine the terms and conditions of such Awards in a manner consistent with the Plan; (d) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (e) establish, amend, or waive rules and regulations for the Plan's administration; and (f) subject to express limitations set forth in the Plan, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority herein.

3.3 No Option Re-Pricing.

  Notwithstanding anything in the Plan to the foregoing, the Committee may not re-price, or cancel and re-grant, any Option to reduce the Option Price.

3.4 Decisions Binding.

  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

                     ARTICLE 4. SHARES SUBJECT TO THE PLAN

4.1 Number of Shares.

  Subject to adjustment as provided in this Article 4:

  (a) The total number of Shares available for issuance under the Plan shall be 7,000,000.

  (b) The total number of Shares issuable under the Plan (included in the 7,000,000 Share amount above) from Awards other than Options shall not exceed 2,000,000.

  (c)  The maximum number of Shares issuable under ISOs shall not exceed
       7,000,000.

4.2 Shares Not Counted Against Share Limit.

  For purposes of the Plan, the following shall not be counted against the aggregate number of Shares available for issuance under the Plan: (a) Shares that are forfeited back to the Company under the Plan or any prior plans; (b) Shares that are delivered as full or partial payment to the Company in connection with any Award; (c) Shares that are delivered or withheld to satisfy the tax withholding obligations related to an Award under the Plan; (d) Awards that are paid or settled in cash or a form other than Shares; (e) Shares subject to Awards that are canceled, terminated, expired, or lapse; and (f) Shares that are issued by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate, or in substitution for, outstanding awards previously granted by an acquired Company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons who become employed by the Company (or an Affiliate) in connection with a business or asset acquisition or similar transaction).

4.3 Adjustments in Authorized Shares.

  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number of class of Shares that may be delivered under the Plan and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall be a whole number.

4.4 Unusual or Nonrecurring Events.

  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's or any Peformance Award's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

                   ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 Eligibility.

  Persons eligible to participate in this Plan include all Directors and Employees of the Company, its Subsidiaries and Affiliates, as determined by the Committee.

5.2 Actual Participation.

  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3 Maximum Individual Grants.

  Subject to adjustment as provided in Article 4 herein, no Participant may receive, during any three consecutive calendar year period, Awards covering an aggregate of more than 1,500,000 Shares, and the maximum amount of Cash Bonuses that may be paid to any Participant in any three consecutive calendar year period pursuant to Performance Awards shall not exceed $3,000,000.

                           ARTICLE 6. STOCK OPTIONS

6.1 Grant of Options.

  Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time, and from time to time, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof. If required by applicable tax rules regarding a particular grant of ISOs, to the extent that the aggregate Fair Market Value (determined as of the date an ISO is granted) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other limit as prescribed by the Code), such Option grant shall be treated as a grant of NQSOs rather than ISOs.

6.2 Option Award Agreement.

  Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price.

  The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 Duration of Options.

  Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options.

  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment.

  Options shall be exercised by the delivery of notice of exercise to the Secretary of the Company (in form acceptable to the Company), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Option Price. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and
  (b). The Committee also may allow exercise of Options as by any other means (including cashless exercise) that the Committee determines to be consistent with the Plan's purpose and applicable law.

6.7 Restrictions on Transferability.

  No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable by a Participant during his or her lifetime only by the Participant, except that vested NQSOs may be transferred by a Participant to a family member (as defined in the General Instructions to SEC Form S-8) of a Participant or to a trust for the benefit of such family member. The Committee may also impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

                     ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Grant of SARs.

  Subject to the terms and conditions of the Plan, SARs may be granted to a Participant at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining: (i) the number of SARs granted to each Participant (subject to Article 4 herein); (ii) whether said SARs are stand-alone or in tandem with Options; and (iii) the terms and conditions pertaining to such SARs.

7.2 Exercise of SARs.

  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes on them.

7.3 SAR Agreement.

  Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.4 Payment of SAR Amount.

  Upon exercise of an SAR, a Participant shall be entitled to receive prompt payment from the Company in an amount determined by multiplying:

  (a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

  (b)  the number of Shares with respect to which the SAR is exercised.

  At the discretion of the Committee, the payment upon the exercise of an SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

7.5 Non-transferability of SARs.

  No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

            ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Awards.

  (a) In consideration for the performance of services rendered or to be rendered or in lieu of other compensation, the Committee, at any time and from time to time, may grant Restricted Stock to Participants on such terms and conditions and with such restrictions as the Committee shall determine, all of which may differ with respect to each Participant.

  (b) Each Award of Restricted Stock shall constitute an immediate transfer of the record and beneficial ownership of the applicable Shares to the Participant, entitling the Participant to all voting and other ownership rights, subject to the restrictions contained in the applicable Restricted Stock agreement. Unless the Committee otherwise determines, certificates evidencing Shares of Restricted Stock shall remain in the possession of the Company until such Shares are free of their restrictions.

  (c) In consideration for the performance of services rendered or to be rendered or in lieu of other compensation, the Committee, at any time and from time to time, may grant Restricted Stock Units to Participants on such terms and conditions and with such restrictions as the Committee shall determine, all of which may differ with respect to each Participant. Restricted Stock Units are not outstanding Shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Shares represented thereby, unless otherwise determined by the Committee.

8.2 Award Agreement.

  The specific terms and conditions relating to each Restricted Stock and Restricted Stock Unit grant shall be evidenced by an Award Agreement that specifies the Period of Restriction and the other restrictions applicable to said Award, as the Committee shall determine.

8.3 Restrictions.

  (a) Restricted Stock and Restricted Stock Unit Awards shall be subject to such restrictions determined by the Committee (including without limitation, one or more restrictions constituting a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and regulations promulgated thereunder) which may be based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee. Unless otherwise approved by the Committee or provided for in the Restricted Stock
       Award or Restricted Stock Unit Award, to the extent that the applicable Shares remain subject to restrictions at such time as the Participant ceases to be employed by the Company or ceases to provide services to the Company, such Shares shall be forfeited and all rights of the Participant to such Shares shall terminate without further obligation on the part of the Company.

  (b) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock or Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the applicable date of grant, such action is appropriate.

8.4 Period of Restriction.

  The Period of Restriction of Restricted Stock and Restricted Stock Units shall commence on the date of grant and shall be established by the Committee in the applicable Award Agreement; provided, however, that Restricted Stock or Restricted Stock Units shall vest and restrictions shall lapse no earlier than three years after the date of grant unless the vesting of the Restricted Stock or Restricted Stock Units is accelerated as a result of the Participant's death, Disability, retirement, involuntary termination or upon a change in control (as such terms are defined in the applicable Award Agreement). Notwithstanding the prior sentence, the limitation set forth above shall not apply if the Restricted Stock and Restricted Stock Units are granted as payment in lieu of compensation that would otherwise have been payable to a Participant in cash.

8.5 Delivery of Shares.

  At the expiration of the Period of Restriction, a stock certificate evidencing the Restricted Stock or Restricted Stock Units (to the nearest full Share) shall be delivered without charge to the Participant or his personal representative.

8.6 Transferability.

  Restricted Stock and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period(s) of Restriction established by the Committee and specified in the applicable Award Agreement.

                         ARTICLE 9. PERFORMANCE AWARDS

9.1 Grant of Performance Awards.

  The Committee may grant performance-based Awards. Said Performance Awards may take the form of Performance Shares (i.e., Shares issued upon the attainment of pre-established Performance Goals) or Cash Bonuses (i.e., cash paid upon the attainment of pre-established Performance Goals). The Committee shall determine the eligible Participants to whom, and the time or times at which, Performance Awards shall be granted as well as the conditions upon which such Awards shall be paid.

9.2 Terms and Conditions.

   Performance Awards shall be subject to the following terms and conditions:

  (a) Performance Awards to Covered Employees shall comply with Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more pre-established, objective Performance Goals. Performance Goals shall be based on one or more business criteria that apply to a business unit, business division, or the Company as a whole.

  (b) Performance Goals shall be established in writing by the Committee not later than 90 days after the commencement of the Performance Period to which the Performance Goal relates. The pre-established Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if the Performance Goal is attained.

  (c) Following the close of the Performance Period, the Committee shall determine whether the Performance Goal was achieved, in whole or in part, and determine the amount payable to the Participant.

  (d) In the event that the Committee grants a Performance Award to a Participant who is not a Covered Employee, the Committee may establish such subjective or objective performance-related goals, including individual goals, that it deems appropriate.

9.3 Transferability.

  Performance Awards granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

                      ARTICLE 10. BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he receives any or all of such benefit and who is eligible to exercise vested Options and SARs in the event of the Participant's death prior to such exercise. Each such designation shall revoke all prior designations by the same Participant, shall be in the form prescribed by the Company, and will be effective only when any necessary spousal consent is obtained and filed by the Participant in writing with the Human Resources Department of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and any vested Options and/or SARs not previously exercised prior to the Participant's death may be exercised by the administrator of the Participant's estate. In case of disputes over the proper beneficiary, the Company reserves the right to make any or all payments to the Participant's estate.

                             ARTICLE 11. DEFERRALS

  The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of the Option or SAR, the lapse, satisfaction, or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of requirements with respect to Performance Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                        ARTICLE 12. RIGHTS OF EMPLOYEES

12.1 Employment.

  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries or Affiliates (or between Subsidiaries and/or Affiliates) shall not be deemed a termination of employment.

12.2 Participation.

  Nothing in this Plan shall grant to an Employee or Director the right to be selected to receive an Award under this Plan, or having been so selected, to be selected to receive a future Award.

12.3 Rights as a Shareholder.

  Except as provided in Section 8.1(b), a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

             ARTICLE 13. AMENDMENT, MODIFICATION, AND TERMINATION

13.1 Amendment, Modification and Termination.

  With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan in whole or in part; provided, however, that neither the Committee nor the Board shall have authority to amend Section 4.1 herein. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the affected Participant (or if the Participant is not then living, the affected beneficiary); provided that adjustments pursuant to Section 4.3 shall not be subject to the foregoing limitations of this Section 13.1.

13.2 Awards Previously Granted.

  The Committee may adjust the amount of any Awards earned or granted hereunder when it believes that the integrity, purpose, and fairness of the Plan will be better served. Any such adjustment made after the beginning of the period in which the Award(s) are granted or earned shall not, however, permit Performance Awards, either to any person or in the aggregate, to be greater than they otherwise would have been upon attainment of the applicable Performance Goals for such period; provided that adjustments pursuant to Sections 4.3 and 4.4 shall not be subject to the foregoing limitations of this Section 13.2.

13.3 Unrestricted Stock.

  The Committee may, at its discretion, pay or settle any Award with Unrestricted Stock.

                            ARTICLE 14. WITHHOLDING

14.1 Tax Withholding.

  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.

14.2 Share Withholding.

  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares.

                          ARTICLE 15. INDEMNIFICATION

  Each person who is, or shall have been, a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                            ARTICLE 16. SUCCESSORS

  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                        ARTICLE 17. LEGAL CONSTRUCTION

17.1 Gender and Number.

  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular; and the singular shall include the plural.

17.2 Severability.

  In the event that any provision of this Plan shall for any reason be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3 Requirements of Law.

  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4 Securities Law Compliance.

  Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, as determined by the Committee.

17.5 Code Section 162(m).

  If a Performance Award granted to a Covered Employee fails to meet the requirements of Section 162(m) of the Code, it shall be deemed null and void, as determined by the Committee.

17.6 Governing Law.

  To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Wisconsin.

                                                                     APPENDIX B

                           APOGENT TECHNOLOGIES INC.
                         EMPLOYEE STOCK PURCHASE PLAN

1.  Purpose.

  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Company intends to seek shareholder approval of the Plan within one year of its adoption in order that the Plan may qualify as an "employee stock purchase plan" under
  Section 423 of the Code. In the event that shareholder approval of the Plan is not obtained within the one-year requirement provided by Section 423 of the Code, the Plan shall be operated as a Plan which does not qualify under
  Section 423 of the Code.

2. Definitions

  (a) "Board" shall mean the Board of Directors of the Company.

  (b) "Business Day" shall mean a day on which national stock exchanges and the NASDAQ System are open for trading.

  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (d) "Common Stock" shall mean the Common Stock of the Company.

  (e) "Company" shall mean Apogent Technologies Inc., a Wisconsin corporation, and any Designated Subsidiary of the Company.

  (f) "Compensation" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

  (g) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

  (h) "Employee" shall mean any individual who is an Employee of the Company for tax purposes and whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

  (i) "Enrollment Date" shall mean the first day of each Offering Period.

  (j) "ESPP Administrator" shall have the meaning set forth in Section 10.

  (k) "Exercise Date" shall mean the last day of each Offering Period.

  (l) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ Small Cap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last Business Day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

    (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the

       Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

    (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

  (m) "Offering Period" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing the first Business Day on or after January 1 and terminating on the last Business Day in the period ending the following June 30 or commencing on the first Business Day on or after July 1 and terminating on the last Business day in the period ending the following December
      31. The duration of Offering Periods may be changed pursuant to Section 5 of this Plan.

  (n) "Plan" shall mean this Employee Stock Purchase Plan.

  (o) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 19 or Section
      20. Notwithstanding the foregoing, the "Purchase Price" for the initial Offering Period shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the date the Plan is approved by Company shareholders or the last day of the Offering Period, whichever is lower.

  (p) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

  (q) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

  (r) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

   3. Administration

  (a) The Plan shall be administered by the Board or the Compensation Committee of the Board or, if and to the extent the Board or the Compensation Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the "Plan Administrator"). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

  (b) Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to options granted under the Plan, including all terms, conditions, restrictions and limitations of options; provided, however, that all participants granted options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt and change rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other employees or third-party service providers as the Plan Administrator so determines.

   4. Eligibility

  (a) Any Employee who shall have completed at least thirty (30) days of continuous employment with the Company on a given Enrollment Date shall be eligible to participate in the Plan. In the event that the Company acquires a company that becomes a Designated Subsidiary as a result of such acquisition, the employees of such Designated Subsidiary shall be regarded as having an employment start date as of the date when they began continuous employment with the Designated Subsidiary.

  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) (or such greater amount permitted under Section 423 of the Code) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

5. Offering Periods.

  The Plan shall be implemented by consecutive Offering Periods until terminated in accordance with Section 20 hereof. The Plan Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

6. Participation

  (a) An eligible Employee may become a participant in the Plan by completing and delivering a subscription agreement or by other means used by the Plan Administrator authorizing payroll deductions (the "enrollment agreement") prior to the applicable Enrollment Date.

  (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 11 hereof.

7. Payroll Deductions

  (a) At the time a participant enrolls in the Plan, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation that he or she receives on each pay day during the Offering Period.

  (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may discontinue his or her participation in the Plan as provided in Section 11 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by delivering to the Company or its authorized representative a new enrollment agreement authorizing a change in payroll deduction rate. The Plan Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five Business Days after receipt of the new enrollment agreement unless the Company elects to sooner process a given change in participation. A participant's enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.

  (c) Notwithstanding the foregoing, to the extent necessary to comply with
      Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate, as provided in such participant's enrollment agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11 hereof.

  (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

8.  Grant of Option.

  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 4(b) and 12. Exercise of the option shall occur as provided in Section 9, unless the participant has withdrawn pursuant to Section 11. The option shall expire on the last day of the Offering Period.

9.  Exercise of Option.

  Unless a participant withdraws from the Plan as provided in Section 11 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full and fractional shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. The Company shall determine whether the purchased shares are acquired in the open market or from a third-party, or by purchase of treasury shares or authorized but (as yet) unissued shares. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by such participant.

10.  Delivery.

  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option. If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the "ESPP Administrator") to hold shares purchased under the Plan for the accounts of participants, the following procedures shall apply. Promptly following each Purchase Date, the number of full and fractional shares of Common Stock purchased by each participant shall be deposited into an account established in the participant's name with the ESPP Administrator. Each participant shall be the beneficial owner of the Common Stock purchased under the Plan and shall have all rights of beneficial ownership in such Common Stock. A participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock must remain in the participant's account at the ESPP Administrator until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock for which the holding period set forth above has been satisfied, the participant may move those shares of Common Stock to another brokerage account of the participant's choosing or request that a stock certificate be issued and delivered to him or her. A participant who withdraws all of his whole shares of Common Stock from the Plan shall have the Fair Market Value of any fractional share paid to him or her in cash. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a participant's account shall be credited to such account. A participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

11. Withdrawal

  (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form prescribed by the Plan Administrator. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. A participant who withdraws from an Offering Period shall not participate in a succeeding Offering Period unless such participant delivers to the Company a new enrollment agreement.

  (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws.

12. Termination of Employment.

  Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice. The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any Subsidiary and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an Employee's employment at any time.

13. Interest.

   No interest shall accrue on the payroll deductions of a participant in the Plan.

14. Stock

  (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of the Company's Common Stock that shall be issued to settle options or purchases under the Plan shall be 1.6 million (1,600,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be issued exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for issuance in as uniform a manner as shall be practicable and as it shall determine to be equitable.

  (b) The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

  (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

15. Designation of Beneficiary.

  In the event of the death of a participant, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such personal representative or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability.

  Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.

17. Use of Funds.

  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports.

  Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock available under the Plan, and the maximum number of shares each participant may purchase per Offering Period, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

  (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11.

20. Amendment or Termination

  (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. No amendment to the Plan to increase the number of shares of Common Stock available under the Plan shall be made without shareholder approval. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with
      Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

  (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

  (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to: (i) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price; (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and (iii) allocating shares. Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

21. Notices.

  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions upon Issuance of Shares.

  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

23. Term of Plan.

  The Plan shall become effective January 1, 2002 (the "Effective Date"). The Plan shall continue in effect for a term ending on the first Exercise Date that is more than ten (10) years after the Effective Date, unless sooner terminated under Section 20.

                           APOGENT TECHNOLOGIES INC.

                     2002 Annual Meeting of Shareholders

                               January 28, 2002
                               10:00 a.m. P.S.T.

              You May Vote by Telephone, by Internet, or by Mail
                      (see instructions on reverse side)

                            YOUR VOTE IS IMPORTANT


          [0697 - APOGENT TECHNOLOGIES INC.] [FILE NAME: ZAPT1B.ELX]
                  [VERSION - (2)] [11/29/01] [orig. 11/14/01]
                                  DETACH HERE

                                     PROXY

                           APOGENT TECHNOLOGIES INC.

          This Proxy is Solicited on Behalf of the Board of Directors

Kenneth F. Yontz, Jeffrey C. Leathe and Michael K. Bresson, or any of them, with the power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of Apogent Technologies Inc. to be held in LaJolla, California, on Monday, January 28, 2002, at 10:00 a.m., Pacific Standard Time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

 TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIGN AND DATE THIS CARD IN THE SPACES ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

-----------                                                         -----------
SEE REVERSE                                                         SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-----------                                                         -----------

-----------------                           ----------------
Vote by Telephone                           Vote by Internet
-----------------                           ----------------

It's fast, convenient, and immediate!       It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone        is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).
----------------------------------------    ------------------------------------
Follow these four easy steps:               Follow these four easy steps:

1. Read the accompanying Proxy Statement    1. Read the accompanying Proxy
   and Proxy Card.                             Statement and Proxy Card.

2. Call the toll-free number                2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).            http://www.eproxyvote.com/aot

3. Enter your 14-digit Voter Control        3. Enter your 14-digit Voter Control
   Number located on your Proxy Card           Number located on your Proxy Card
   above your name.                            above your name.

4. Follow the recorded instructions.        4. Follow the instructions provided.
----------------------------------------    ------------------------------------

Your vote is important!                     Your vote is important!
Call 1-877-PRX-VOTE anytime!                Go to http://www.eproxyvote.com/aot
                                            anytime!
Do not return your Proxy Card is you are voting by Telephone or Internet

          [0697 - APOGENT TECHNOLOGIES INC.] [FILE NAME: ZAPT1A.ELX]
                  [VERSION - (3)] [12/10/01] [orig. 11/14/01]
                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" (1) ELECTION OF DIRECTORS;
(2) APPROVAL OF THE APOGENT TECHNOLOGIES INC. 2001 EQUITY INCENTIVE PLAN; AND
(3) APPROVAL OF THE APOGENT TECHNOLOGIES INC. EMPLOYEE STOCK PURCHASE PLAN. THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" EACH OF THESE MATTERS.

1. ELECTION OF DIRECTORS:                                  FOR  AGAINST ABSTAIN
   Nominees: (01) Don H. Davis, Jr.,    2. To approve the  [ ]    [ ]     [ ]
   (02) Richard W. Vieser,                 Apogent
   (03) Christopher L. Doerr and           Technologies
   (04) William H. Binnie                  Inc. 2001 Equity
   FOR                     WITHHELD        Incentive Plan.
   ALL       [ ]       [ ] FROM ALL     3. To approve the  [ ]    [ ]     [ ]
   NOMINEES                NOMINEES        Apogent
                                           Technologies Inc.
[ ]                                        Employee Stock
    ---------------------------------      Purchase Plan.
    For all nominees except as noted above

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                               Please sign your name as it appears hereon.
                               Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature:                      Date:     Signature:                  Date:
          ---------------------      -----          ------------------     -----